Registration Statement No.333-237342

Filed Pursuant to Rule 424(b)(3)

Prospectus Addendum to the Prospectus Supplement dated April 20, 2020 and the accompanying Prospectus dated April 20, 2020.

The Bank of Montreal (the “Bank”) has filed with the Securities and Exchange Commission (the “SEC”) a prospectus dated April 20, 2020 (the “Prospectus”) and a prospectus supplement dated April 20, 2020 (the “Prospectus Supplement”) relating to the Bank’s Senior Medium-Term Notes (the “Notes”).

With respect to each preliminary pricing supplement and free writing prospectus prepared and filed with the SEC on or prior to April 20, 2020 relating to an offering with a pricing date on or after the date hereof:

•	all references to the prospectus dated April 27, 2017 or to any section therein shall be deemed to refer to the Prospectus or to the corresponding section of the Prospectus, as applicable;

•	all references to the prospectus supplement dated September 23, 2018 or to any section therein shall be deemed to refer to the Prospectus Supplement or to the corresponding section of the Prospectus Supplement, as applicable; and

•	all references to a product supplement dated prior to April 20, 2020 or a section therein shall be deemed to refer to the corresponding product supplement dated as of April 20, 2020 or April 21, 2020, or the corresponding section thereof, as applicable.

BMO CAPITAL MARKETS

Prospectus Addendum dated April 21, 2020